Exhibit (2) (a)

                  AGREEMENT AND PLAN OF MERGER
                   DATED AS OF MARCH 9, 1998
                             AMONG
                     CLAIRE'S STORES, INC.,
                     CSI ACQUISITION CORP.,
                        LUX CORPORATION
                              AND
       DAVID SHIH, EVA SHIH, DANIEL SHIH, DOUGLAS SHIH,
                   THE SHIH IRREVOCABLE TRUST
                              AND
                     CRESTWOOD PARTNERS LLC

                        TABLE OF CONTENTS

                            ARTICLE I
                            THE MERGER                 Page No.

 1.1   The Merger. . . . . . . . . . . . . . . . . . . . . .1
 1.2   The Closing . . . . . . . . . . . . . . . . . . . . .2
 1.3   Effective Time. . . . . . . . . . . . . . . . . . . .2
 1.4   Conversion of Securities               . . . . . . . 2
 1.5   Intentionally deleted                   . . . . . . .2
 1.6   Issuance of Claire's Common Stock; Delivery of
          Certificates                       . . . . . . . .2
 1.7   Effect of the Merger                    . . . . . . .3
 1.8   Accounting and Tax Treatment               . . . . . 3

                           ARTICLE II
    REPRESENTATIONS AND WARRANTIES OF THE CLAIRE'S COMPANIES
 2.1   Corporate Status . . . . . . 3
 2.2   Corporate Power and Authority. . . . . . . .4
 2.3   Enforceability . . . . . . . 4
 2.4   Claire's Common Stock. . . . . . .4
 2.5   No Commissions . . . . . . . 4
 2.6   Tax Matters. . . . . . .4
 2.7   No Violation . . . . . .5
 2.8   SEC Filings. . . . . . .5
 2.9   Absence of Certain Changes or Events . . . . . . 6
 2.10  Litigation . . . . . . .6
 2.11  Capitalization . . . . . . . 6

                          ARTICLE III
    REPRESENTATIONS AND WARRANTIES OF LUX, THE SHIHS AND THE
                          STOCKHOLDER
 3.1  Corporate Status . . . . . . 7
 3.2  Power and Authority. . . . . . . .7
 3.3  Enforceability . . . . . . . 7
 3.4  Capitalization; Changes in Equity Interests. . . . . .8
 3.5  Ownership of Lux and the Stockholder . . . . . . 8
 3.6  No Violation . . . . . .8
 3.7  Records of Lux . . . . . . . 9
 3.8  Subsidiaries . . . . . .9
 3.9  Financial Statements . . . . . . .9
 3.10 Changes Since the Current Balance Sheet Date . . . . . . . 9
 3.11 Liabilities of Lux . . . . .10
 3.12 Litigation . . . . . . 11
 3.13 Environmental Matters. . . . . . 11

 3.14 Real Estate. . . . . . 15
 3.15 Good Title to and Condition of Assets. . . . . .17
 3.16 Compliance with Laws . . . . . . 17
 3.17 Labor and Employment Matters . . . . .18
 3.18 Employee Benefit Plans . . . . . 19
 3.19 Tax Matters. . . . . . 21
 3.20 Insurance. . . . . . . 22
 3.21 Receivables. . . . . . 23
 3.22 Licenses and Permits . . . . . . 23
 3.23 Adequacy of the Assets; Relationships with Customers and
        Suppliers; Affiliated Transactions. . . . .  . . .23
 3.24 Intellectual Property. . . . . . 23
 3.25 Contracts. . . . . . . 24
 3.26 Significant Customers. . . . . . 25
 3.27 Accuracy of Information Furnished. . . . . 25
 3.28 Investment Intent; Accredited Investor Status;
        Securities Documents. . . . . .25
 3.29 Bank Accounts; Business Locations. . . . . 25
 3.30 Names; Prior Acquisitions. . . . . . .25
 3.31 No Commissions . . . . . . .26
 3.32 Certain Accounting Matters . . . . . .26
 3.33 Inventory. . . . . . . 26

                          ARTICLE IV
             CONDUCT OF BUSINESS PENDING THE MERGER
 4.1  Conduct of Business by Lux, the Shihs and the Stockholder Pending the
      Merger.. . . . . . . . . . . . . . . . . . . . . . . . . . . .26

                           ARTICLE V
                     ADDITIONAL AGREEMENTS
 5.1  Further Assurances . . . . .29
 5.2  Compliance with Covenants. . . . . . .29
 5.3  Cooperation. . . . . . 29
 5.4  HSR Act and Other Actions. . . . . . .29
 5.5  Access to Information. . . . . . 29
 5.6  Notification of Certain Matters. . . . . . 30
 5.7  Tax and Accounting Treatment . . . . .30
 5.8  Confidentiality; Publicity . . . . . .30
 5.9  Non-Solicitation . . . . . .30
 5.10 Exclusive Dealings; Failure to Consummate Without Cause. . . . . . .30
 5.11 Claire's Due Diligence Review and Environmental Assessment . . . . .31
 5.12 Lux's Due Diligence Review . . . . . .32
 5.13 Trading in Claire's Common Stock . . . . . 32

 5.14 Intentionally deleted. . . . . . 32
 5.15 Stockholder and Director Vote. . . . . . . 32
 5.16 Additional Financial Statements. . . . . . 32
 5.17 Intentionally deleted. . . . . . 32
 5.18 Non-Competition. . . . . . .32
 5.19 Lease Amendment. . . . . . .34
 5.20 Consulting Agreement.. . . . . . 34

                          ARTICLE VI
    CONDITIONS TO THE OBLIGATIONS OF THE CLAIRE'S COMPANIES
 6.1  Accuracy of Representations and Warranties and Compliance with
      Obligations. . . . . . . . . . . . . . . . . . . . . . . . . .34
 6.2  No Material Adverse Change or Destruction of Property. . . . . 34
 6.3  Corporate Certificate. . . . . . 35
 6.4  Opinion of Counsel . . . . .35
 6.5  Consents . . . . .35
 6.6  Pooling Letters. . . . . . .36
 6.7  Acknowledgment of Pooling Restrictions; Receipt of SEC Filings;
       Completion of Due Diligence . . . . . . . . . . . . .36
 6.8  Lux Common Stock . . . . . .36
 6.9  Stock Powers . . . . . 36
 6.10 No Adverse Litigation. . . . . . 36
 6.11 Government Approvals . . . . . . 36
 6.12 Due Diligence Review . . . . . . 36
 6.13 Releases . . . . .36
 6.14 Additional Financial Statements. . . . . . 37

                     ARTICLE VII
    CONDITIONS TO THE OBLIGATIONS OF LUX, THE SHIHS AND THE
                          STOCKHOLDER
 7.1  Accuracy of Representations and Warranties and Compliance with
      Obligations. . . . . . . . . . . . . . . . . . . . . . . . . .37
 7.2  Claire's Shares. . . . . . .37
 7.3  No Adverse Litigation. . . . . . 37
 7.4  HSR Act Waiting Period . . . . . 38
 7.5  Opinion of Counsel . . . . .38
 7.6  Release of Obligations . . . . . 38
 7.7  No Material Adverse Change . . . . . .38
 7.8  Due Diligence Review . . . . . . 38
 7.9  Reorganization Letter. . . . . . 38

                          ARTICLE VIII
                      REGISTRATION RIGHTS
 8.1  Registration Rights for Claire's Shares; Filing of Registration
       Statement. . . . . 39
 8.2  Expenses of Registration . . . . . . .39
 8.3  Furnishing of Documents. . . . . 39
 8.4  Amendments and Supplements . . . . . .39
 8.5  Duration . . . . .40
 8.6  Further Information. . . . . . . 40
 8.7  Indemnification. . . . . . .40
 8.8  Publication of Financial Results . . . . . 42

                          ARTICLE IX
                        INDEMNIFICATION
 9.1  Agreement by the Shihs and the Stockholder to Indemnify. . . . . . .42
 9.2  Survival of Representations and Warranties . . . . . 43
 9.3  Procedures for Defense of Third Party Actions. . . . . . .43
 9.4  Security for the Indemnification Obligation. . . . . 44
 9.5  Voting of and Dividends on the Held Back Shares. . . . . .45
 9.6  Delivery of Held Back Shares and Cash Collateral . . . . .45
 9.7  Adjustment to Merger Consideration . . . . . . .46
 9.8  Indemnity for Environmental Claims.. . . . . . .46
 9.9  Remedies Exclusive; Waiver . . . . . .46

                          ARTICLE X
                     SECURITIES LAW MATTERS
 10.1 Disposition of Shares. . . . . . 47
 10.2 Legend . . . . . .47

                          ARTICLE XI
                          DEFINITIONS
 11.1 Defined Terms. . . . . 48
 11.2 Other Definitional Provisions. . . . . . . 49

                         ARTICLE XII
                          TERMINATION
 12.1 Termination. . . . . . 49
 12.2 Effect of Termination. . . . . . 50

                          ARTICLE XIII
                       GENERAL PROVISIONS
 13.1 Notices. . . . . .50
 13.2 Entire Agreement . . . . . .51
 13.3 Expenses . . . . .51
 13.4 Amendment; Waiver. . . . . .51
 13.5 Binding Effect; Assignment . . . . . .52
 13.6 Counterparts . . . . . 52
 13.7 Interpretation . . . . . . .52
 13.8 Governing Law; Interpretation. . . . . . . 52
 13.9 Arm's Length Negotiations. . . . . . .52

LIST OF EXHIBITS AND SCHEDULES


Schedule 3.1             Fictitious Names

Schedule 3.4             Changes in Equity Interests

Schedule 3.6             Required Approvals

Schedule 3.8             Subsidiaries

Schedule 3.9             Financial Statements

Schedule 3.10            Dividends and Distributions

Schedule 3.12            Litigation

Schedule 3.13            Environmental Matters

Schedule 3.14(a)         Owned Properties

Schedule 3.14(b)         Leases and Leased Premises

Schedule 3.15            Assets

Schedule 3.17            Compensation of Employees

Schedule 3.18            Employee Benefit Plans

Schedule 3.24            Intellectual Property

Schedule 3.25            Contracts

Schedule 3.29            Bank Accounts

Schedule 4.1(f)          Capital Expenditures

Exhibit 5.19             Lease Amendment

                       AGREEMENT AND PLAN OF MERGER
     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
March 9, 1998, among Claire's Stores, Inc., a Delaware corporation ("Claire's"), CSI Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Claire's ("Merger Sub" and together with Claire's sometimes hereinafter referred to as the "Claire's Companies"), Lux Corporation, a Washington corporation ("Lux"), Crestwood Partners LLC, a Washington limited liability company and the sole stockholder of Lux (the "Stockholder"),and David Shih ("David"), Eva Shih ("Eva"), Daniel Shih ("Daniel"), Douglas Shih ("Douglas"), and the Shih Irrevocable Trust
(the "Trust"), all of whom constitute all of the members of the Stockholder as of the date hereof (David, Eva, Daniel, Douglas and the Trust are sometimes referred to herein individually as a "Shih" and collectively, as the "Shihs"). Certain other capitalized terms used herein and not otherwise defined shall have the meanings as set forth in Article XI hereof.

     WHEREAS, the Boards of Directors of Claire's, Merger Sub and Lux each have determined that it is in the best interests of their respective companies and stockholders for Claire's to acquire all of the issued and outstanding capital stock of Lux; and

     WHEREAS, in order to effectuate the acquisition, Claire's has organized Merger Sub as a wholly owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge Merger Sub with and into Lux so that Lux will continue as the surviving corporation and become a wholly owned subsidiary of Claire's, and in consideration thereof, Claire's will issue to the Stockholder shares of its common stock, $.05 par value per share; and

     WHEREAS, it is intended that the Merger (as defined in Section 1.1 hereof) provided for herein shall be treated for accounting purposes as a pooling of interests business combination, and shall be treated for tax purposes as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:
                           ARTICLE  I
                           THE MERGER
1. 1 The Merger. Subject to and upon the terms and conditions of this Agreement and in accordance with the Washington Business Corporation Act of the State of Washington (the "WBCA"), at the Effective Time (as defined in
Section 1.3 hereof), Merger Sub shall be merged with and into Lux
(the "Merger") and as a result thereof the separate corporate existence of Merger Sub shall thereupon cease and Lux shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Washington. Lux as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation".

1. 2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Claire's legal counsel, Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, at 12:30 p.m., local time, on the third business day following satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, or such other time, date or place as the parties hereto may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

1. 3 Effective Time. If all the conditions to the Merger set forth in Articles VI and VII hereof shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in
Article XII hereof, the parties hereto shall cause Articles of Merger
(the "Articles of Merger") meeting the requirements of Section 23B.11.050 of the WBCA to be properly executed and filed in accordance therewith on the Closing Date. The Merger shall become effective at the time of filing of the Articles of Merger with the Secretary of State of the State of Washington in accordance with the WBCA, or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

1. 4 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Claire's, Merger Sub, Lux or the
Stockholder:

( a) Conversion of Lux Capital Stock.  Each share of Class A
Common Stock, with no par value per share, of Lux and each share of Class B common stock, with no par value per share, of Lux (collectively, the "Lux Common Stock") issued and outstanding immediately prior to the Effective Time, as the case may be, shall be converted into and exchanged for 1,071.5065 shares (the "Exchange Ratio") of validly issued, fully paid and non-assessable unregistered shares of common stock, par value $0.05 per share, of Claire's ("Claire's Common Stock"), that is, an aggregate 2,143,013 shares of Claire's Common Stock (the "Merger Consideration").

( b) Conversion of Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Class A common stock, without par value, of the Surviving Corporation.

[1. 5     Intentionally deleted].

1. 6 Issuance of Claire's Common Stock; Delivery of Certificates. At the Effective Time, Claire's shall issue to the Stockholder the number of shares of Claire's Common Stock issuable pursuant to Section 1.4(a), registered in the name of the Stockholder, equal to the product (rounded to the nearest whole share) of (a) the number of shares of Lux Common Stock owned by the Stockholder at the Effective Time and (b) the Exchange Ratio, and shall deliver such shares in the following manner: (a) Claire's shall set aside and hold in accordance with Article IX hereof Certificates for 214,000 shares of Claire's Common Stock (the "Held Back Shares"); and (b) Claire's shall deliver to the Stockholder one or more certificates evidencing the balance of such shares of Claire's Common Stock. The shares of Claire's Common Stock, including the Held Back Shares, issuable by Claire's in the Merger are sometimes herein referred to as the "Claire's Shares". Subject to the terms and conditions of Article VIII hereof, Claire's shall register the Claire's Shares under the Securities Act for resale by the Holders (as defined in Section 8.1 hereof) thereof.

1. 7 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided under the WBCA. Without limiting the generality of the foregoing, at the Effective Time:

( a) all property, rights, privileges, policies and franchises of Lux and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of Lux and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

( b) the Articles of Incorporation and By-Laws of Lux, as amended pursuant to the Certificate of Merger, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation thereafter, unless and until thereafter changed or amended as provided therein or by applicable law.

( c) the directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and until their respective successors are duly elected and qualified.

1. 8 Accounting and Tax Treatment. The parties hereto acknowledge and agree that the Merger contemplated hereby shall be treated as a pooling of interests business combination for accounting purposes and as a tax-free reorganization under Section 368(a) of the Code for tax purposes.

                          ARTICLE  II
    REPRESENTATIONS AND WARRANTIES OF THE CLAIRE'S COMPANIES

As a material inducement to Lux, the Shihs and the Stockholder to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Claire's Companies hereby, jointly and severally, make the following representations and warranties to Lux, the Shihs and the Stockholder:

2. 1 Corporate Status. Claire's is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
Merger Sub is a corporation duly organized and validly existing under the laws of the State of Washington. The Claire's Companies are duly qualified or licensed to conduct business as foreign corporations and are in good standing in all jurisdictions that require such qualification or licensing, except for the lack of qualification or licensing which, individually or in the aggregate, would not have a Material Adverse Effect on Claire's .

2. 2 Corporate Power and Authority. Each of the Claire's Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Claire's Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

2. 3 Enforceability. This Agreement has been duly executed and delivered by each of the Claire's Companies and constitutes a legal, valid and binding obligation of each of the Claire's Companies, enforceable against each of the Claire's Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

2. 4 Claire's Common Stock. Upon consummation of the Merger and the issuance and delivery of certificates representing the Claire's Shares to the Stockholder, and except for any Liens imposed on such Claire's Shares by any action or inaction of the Stockholder, the Stockholder shall have good and marketable title to the Claire's Shares subject to the terms and conditions of Article IX hereof, and the Claire's Shares will be validly issued, fully paid and non-assessable shares of Claire's Common Stock.

2. 5 No Commissions. None of the Claire's Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

2. 6 Tax Matters. Claire's does not know of any circumstances relating to Claire's or its Affiliates that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, provided that (except as set forth in this Section 2.6) Claire's makes no affirmative representations or warranties as to any circumstances relating to, or any actions taken or agreed to be taken prior to the Effective Time by Lux, the Shihs and/or the Stockholder that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code. Claire's presently has, and at Closing shall have, no plan or intention to
(a) cause Lux or any permitted transferee therefrom to sell or dispose of any of the assets or properties of Lux, except for dispositions in the ordinary course of business or transfers described in Section 368(a)(2)(c) of the Code, (b) to liquidate Lux, (c) to merge Lux with or into another corporation or corporations, (d) to sell or otherwise dispose of the stock of Lux except for transfers of stock to a corporation or corporations "controlled" (within the meaning of Section 368 of the Code) by Claire's, or (e) to cause Lux to issue additional shares of stock that would result in Claire's losing
"control" (within the meaning of Section 368 of the Code) of Lux. Claire's currently intends, and at Closing shall intend, to cause Lux to continue its historical business or use a significant portion of its historical business assets in a business following the Effective Time, and presently does not intend to reacquire any of the Claire's Shares. Immediately prior to the Merger, Claire's will own all of the outstanding capital stock of Merger Sub. Further, the assets and liabilities of Merger Sub as of the time immediately preceding the Closing will represent all of the assets and liabilities ever held by Merger Sub.

2. 7 No Violation. The execution and delivery of this Agreement by the Claire's Companies, the performance by the Claire's Companies of their obligations hereunder and the consummation by the Claire's Companies of the transactions contemplated by this Agreement will not (i) contravene any provision of the Certificate of Incorporation (or the equivalent thereof) or By-laws (or the equivalent thereof) of the Claire's Companies or any subsidiary thereof, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, filing or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Claire's Companies or any subsidiary thereof, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against the Claire's Companies or any subsidiary thereof, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Claire's Companies or any subsidiary thereof, (v) give to any individual or entity a right or claim against the Claire's Companies or any subsidiary thereof, which would have a Material Adverse Effect on the Claire's Companies or any subsidiary thereof, taken as a whole, or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (a) pursuant to the Exchange Act and the Securities Act and applicable NYSE rules and regulations, (b) filings required under the securities and blue sky laws of the various states, (c) filings required under the HSR Act, (d) any filings required to be made by Lux and (e) any filings required to be made with respect to the consummation of the Merger.

2. 8 SEC Filings. From January 1, 1997 through the date hereof, Claire's has duly and timely filed with the SEC all quarterly and annual reports, proxy statements and the information and documents and other reports required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act (collectively, the "SEC Filings"). Claire's has previously made available to representatives of the Stockholder copies of all such SEC Filings, and with respect to SEC Filings filed after the date of this Agreement until the Effective Time, Claire's will promptly furnish to the Stockholder copies of any such SEC Filings filed with the SEC during such period. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the SEC Filings complied, or, with respect to SEC Filings filed after the date of this Agreement, will comply, in all material respects with all of the rules and regulations promulgated by the SEC and did not contain, or, with respect to SEC Filings filed after the date of this Agreement, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Claire's included in the SEC Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods presented (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Claire's and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended. Except as set forth in the SEC Filings, Claire's has no material liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of Claire's and its consolidated subsidiaries or in the notes thereto which individually or in the aggregate would have a Material Adverse Effect on Claire's.

2. 9 Absence of Certain Changes or Events. Except as disclosed in the SEC Filings filed prior to the date of this Agreement, and except as expressly contemplated by this Agreement, since the date of the most recently filed SEC Filings, Claire's has conducted its business only in the ordinary course, and there has not been: (i) any Material Adverse Change in Claire's business, results of operations, or business prospects in the aggregate; (ii) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a Material Adverse Effect on Claire's in the aggregate; or (iii) any change in accounting methods, principles or practices by Claire's materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

2. 10     Litigation.  Except as disclosed in the SEC Filings prior to the date of this Agreement and except for any such action which may be commenced by or on behalf of Lux, the Shihs or the Stockholder, there is no suit, action or proceeding pending or threatened against Claire's or any of its subsidiaries challenging the acquisition by Claire's or Merger Sub of any shares of Lux or any provision of this Agreement or seeking to restrain or prohibit the consummation of the Merger, or that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Claire's, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Claire's or any of its subsidiaries having, or which would reasonably be expected to have, any such effect.

2. 11     Capitalization.  The authorized capital stock of Claire's consists of 50,000,000 shares of Claire's Common Stock, 20,000,000 shares of Class A Common Stock, par value $.05 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of January 30, 1998, (i) 45,575,415 shares of Claire's Common Stock were validly issued and outstanding, fully paid and non-assessable, (ii) 2,904,745 shares of Class A Common Stock were validly issued and outstanding, fully paid and non-assessable, and (iii) no shares of Preferred Stock were issued and outstanding. The Claire's Shares to be issued in the Merger will be "voting stock" within the meaning of
Section 368 of the Code.

                          ARTICLE  III
    REPRESENTATIONS AND WARRANTIES OF LUX, THE SHIHS AND THE
                          STOCKHOLDER
As a material inducement to each of the Claire's Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of Lux, the Shihs and the Stockholder hereby, jointly and severally, make the following representations and warranties to Claire's Companies:

3. 1 Corporate Status. Lux is a corporation duly organized and validly existing under the laws of the State of Washington and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Lux is duly qualified and licensed to do business as a foreign corporation and is in good standing or validly existing in all jurisdictions that require such qualification or licensing, except for the lack of qualification or licensing which, individually or in the aggregate, would not have a Material Adverse Effect on Lux. All of the fictitious names under which Lux operates its business are set forth on Schedule 3.1 attached hereto. Lux has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business in all jurisdictions where it does so. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Lux.

3. 2 Power and Authority. Each of Lux and the Stockholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of Lux and the Stockholder has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of David, Eva and Douglas is a Person residing in the State of Washington, and Daniel is a Person residing in the State of Massachusetts, and in each case such Person has the requisite competence and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The Trust is a grantor trust formed under the laws of the State of Washington by David and Eva and each of Daniel and Douglas, as the co-trustees of the Trust, have the power and authority to execute and deliver this Agreement, to cause the Trust to perform its respective obligations hereunder, and to consummate the transactions contemplated hereby.

3. 3 Enforceability. This Agreement has been duly executed and delivered by Lux, the Shihs and the Stockholder and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

3. 4 Capitalization; Changes in Equity Interests. Lux has authorized 5,000 shares of Class A common stock (voting), with no par value per share, of which 100 shares are issued and outstanding as of the date hereof, and no shares of which are held in treasury. Lux has authorized 5,000 shares of Class B common stock, with no par value per share, of which 1,900 shares are issued and outstanding as of the date hereof, and no shares of which are held in treasury. All of the issued and outstanding shares of capital stock of Lux (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No rights of first refusal exist with respect to the shares of capital stock of Lux and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require
Lux to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Lux. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Lux. Lux is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock. Except as set forth in Schedule 3.4 attached hereto, there have been no changes in equity interests of Lux during the past two (2) years.

3. 5 Ownership of Lux and the Stockholder. The Stockholder is the holder of all issued and outstanding shares of capital stock of Lux as of the date hereof. The Stockholder owns the shares of Lux Common Stock as of the date hereof, free and clear of all Liens, restrictions and claims of any kind. As of the date hereof, the Shihs are the holders of all the membership interests in the Stockholder, and own such membership interests free and clear of all Liens, restrictions and claims of any kind.

3. 6 No Violation. The execution and delivery of this Agreement by Lux, the Shihs and the Stockholder, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not:

(a) contravene any provision of the Articles of Incorporation or By-laws of Lux; (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Lux, the Shihs, the Stockholder or any of their respective Affiliates; (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Lux, the Shihs or the Stockholder or any of their respective Affiliates; (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Lux, the Shihs, the Stockholder or any of their respective Affiliates; or (e) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC and other filings required to be made by Claire's or as otherwise set forth on Schedule 3.6 attached hereto. No statute, regulation, rule or other law related to "control share acquisitions" or similar "antitakeover" legislation is applicable to the transactions contemplated by this Agreement.

3. 7 Records of Lux. The copies of the Articles of Incorporation and By-laws of Lux which have been provided to Claire's are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for Lux made available to Claire's for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them. All material corporate actions taken by Lux have been duly authorized or ratified. The stock ledgers of Lux, as previously made available to Claire's, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of Lux.

3. 8 Subsidiaries. Except as set forth in Schedule 3.8 attached hereto, Lux does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

3. 9 Financial Statements. Schedule 3.9 attached hereto contains a copy of the audited balance sheets of Lux and the related audited statements of income, cash flow and stockholders' equity, together with the notes thereto as at and for the fiscal years ended November 30, 1996 (the "1996 Financial Statements"), and November 30, 1997 (the "1997 Financial Statements"). The balance sheet of Lux included in the 1997 Financial Statements is referred to herein as the "Current Balance Sheet," and the 1996 Financial Statements and 1997 Financial Statements are referred to herein as the "Financial Statements." The Financial Statements fairly present the financial position of Lux at each of the balance sheet dates and the results of operations and cash flows for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of Lux are sufficient to permit an audit in accordance withGAAP. There are no extraordinary items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write up or revaluation increasing the book value of any assets.

3. 10     Changes Since the Current Balance Sheet Date.  Since the date of the
Current Balance Sheet, Lux has not, except as set forth on Schedule 3.10 attached hereto: (a) issued any capital stock or other securities; (b) made any distribution of or with respect to its capital stock or other securities (which distributions are no greater than normal, are based on earnings and past dividend policy and patterns, or are not greater than the amount necessary to satisfy the current tax obligations (accrued or otherwise) of the Shihs and the Stockholder relating to the fiscal year ended November 30, 1997 and the period through the Closing Date) or purchased or redeemed any of its securities; (c) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons, (d) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures of more than $50,000 other than for tenant improvements and equipment for new stores; (f) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (g) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (h) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed (i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (k) made or adopted any change in its accounting practice or policies; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (m) entered into any transaction with any Affiliate; (n) entered into any written employment agreement; (o) terminated, amended or modified any agreement out of the ordinary course of business; (p) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (q) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (r) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; (s) entered into any other transaction or been subject to any event which has or is likely to have a Material Adverse Effect on Lux; or (t) agreed to do or authorized any of the foregoing.

3. 11     Liabilities of Lux.  Lux does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise of a nature customarily reflected in financial statements prepared in accordance with GAAP, except:
(a) to the extent reflected or taken into account in the Current Balance
Sheet and not heretofore paid or discharged; (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto; (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet
(none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding); (d)normal year-end accruals (including, without limitation, reasonable accruals for workers' compensation claims), which would not be material in the aggregate, reclassifications and audit adjustments and any other reserves and accruals created with the approval of Claire's which would be reflected on an audited financial statement; (e) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon and (f) leases being treated as operating leases and expenses rather than being treated as capital leases. As of the Effective Time, Lux will not be liable for any indebtedness for borrowed money. As of the Effective Time, the Adjusted Total Stockholders' Equity of Lux will be no less than $9,000,000. As used herein, Adjusted Total Stockholders' Equity shall mean the total stockholders' equity of Lux determined in accordance with GAAP, consistently applied, but adjusted as follows (except to the extent such adjustments have already been reflected in total stockholders' equity of Lux):

( a) The legal and accounting fees and costs and other costs, including, without limitation, fees or commissions due to Alexander Hutton, Inc. ("AHI") and HSR Act filing fees and attendant costs incurred by Lux in connection with this Agreement and the transactions contemplated hereby (which shall not exceed $630,000) shall be added back to Lux's total stockholders' equity; and

( b) The following shall be added back to the extent deducted in the recorded stockholders' equity: (a) bonuses paid to the Shihs and related taxes in an aggregate amount not to exceed $700,000; (b) the amount of any distribution to the Shihs and the Stockholder as set forth on Schedule 3.10; and (c) any deferred tax liability, including the deferred tax liability, if any, created by termination of Lux's "S" election.

3. 12     Litigation.  Except as set forth on Schedule 3.12 attached hereto, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of the Shihs, Lux or the Stockholder threatened, anticipated or contemplated against, by or affecting Lux, or any of its properties or assets, or affecting the Shihs, Lux or the Stockholder, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and to the knowledge of the Shihs, Lux and the Stockholder, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which Lux is or was a party which have not been complied with in full or which continue to impose any material obligations on Lux.

3. 13     Environmental Matters.

( a) Except as set forth on Schedule 3.13 attached hereto, Lux (as defined in clause (g) below) is and has at all times been in material compliance with all Environmental Laws (as defined in clause (g) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (g) below) and Handling (as defined in clause (g) below) of Hazardous Substances (as defined in clause (g) below) or other Waste (as defined in clause (g) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (g) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances and other Waste; and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

( b) There are no (and to Lux's, the Shihs' and the Stockholder's knowledge there is no reasonable basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or threatened against or involving Lux, or its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to Lux thereunder in connection with, related to or arising out of the ownership by Lux of its properties or assets or the operation of its business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Claire's or the Surviving Corporation in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on Lux, including, without limitation: (i) Notices or Proceedings related to Lux being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any real property or premises where Lux has transported, transferred or disposed of other Waste; (iii) Notices or Proceedings relating to Lux being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iv) Notices or Proceedings related to Lux being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

( c) To Lux's, the Shihs' and the Stockholder's knowledge, except as set forth on Schedule 3.13, Lux has not, in violation of any applicable Environmental Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances or other Waste to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances or other Waste; (ii) any real property currently or previously owned or leased by Lux; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List (as defined in clause (g) below) or its state equivalent; or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified Lux that such Governmental Authority has proposed or is proposing to place on the National Priorities List (as defined in clause (g) below) or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or leased by Lux in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

( d) Schedule 3.13 identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by Lux on any real property currently or previously owned or leased by Lux which have involved the Handling or Discharge of Hazardous Substances by Lux.

( e) Except as set forth on Schedule 3.13, Lux does not use, nor has it used, any Aboveground Storage Tanks (as defined in clause (g) below) or Underground Storage Tanks (as defined in clause (g) below), and to Lux's, the Shihs' and the Stockholder's knowledge there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or leased by Lux that are required to be registered under applicable Environmental Laws.

( f) Schedule 3.13 identifies: (i) all environmental audits, assessments or occupational health studies undertaken by Lux or its agents or, to the knowledge of Lux, undertaken by any Governmental Authority, or any third party, relating to or affecting Lux or any real property currently or previously owned or leased by Lux; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by Lux or its agents or, to the knowledge of Lux, undertaken by any Governmental Authority or any third party, relating to or affecting Lux or any real property currently or previously owned or leased by Lux which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws;
(iii) all material written communications between Lux and any Governmental Authority arising under or related to Environmental Laws; and (iv) to Lux's, the Shihs' and the Stockholder's knowledge all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either Lux or any real property currently or previously owned or leased by Lux.

( g) For purposes of this Section 3.13, the following terms shall have the meanings ascribed to them below:

  "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

  "Lux" means Lux and any Affiliates.

  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

  "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretation thereof, or similar laws of foreign jurisdictions where
  Lux conducts business, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. ss.1311, et seq.; the Clean Air Act, as amended (42 U.S.C. ss.7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss.136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss.11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651, et seq. ("OSHA").

  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous
  Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

  "Licenses" means all licenses, certificates, permits, approvals and registrations.

  "National Priorities List" shall have the meaning ascribed to such term in
  Section 105 of CERCLA.

  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

  "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

(h)  Any matters contained in any reports or studies referenced in
Schedule 3.13 which have not been delivered to Claire's environmental counsel prior to the date hereof shall not be deemed to be exceptions to the representations and warranties contained in this Section 3.13. In addition, any reserves or accruals for environmental liabilities that may have been, or may be, created by Lux on its financial statements shall not reduce or affect any indemnification obligation under Section 9.1 hereof of the Stockholders with respect to such representations and warranties.

3. 14     Real Estate.

( a) Lux owns no real estate whatsoever. Schedule 3.14(a) attached hereto sets forth the street address of each parcel of real estate owned by any Affiliate of Lux as of the date hereof and utilized by Lux in its business (collectively, the "Owned Properties"). With respect to each parcel of Owned
Properties:

( i) Affiliates have good and marketable title to each parcel of Owned Properties, free and clear of any Lien other than: (x) liens for real estate taxes not yet delinquent; (y) recorded easements, covenants, and other restrictions which do not materially impair the current use or occupancy of the property subject thereto; and (z) encumbrances and restrictions, none of which materially impair the current use or occupancy, which are described in the title insurance policies relating to such properties which have been delivered to Claire's, and are listed on Schedule 3.14(a), or which are otherwise reflected in the Financial Statements and such other covenants, conditions, easements and exceptions to title as Claire's may approve in writing (collectively, the "Permitted Exceptions");

( ii)     There are no pending or threatened condemnation
proceedings, suits or administrative actions relating to any of the Owned Properties or other matters affecting adversely the current use or occupancy thereof;

( iii)    To Lux's, the Shihs' and the Stockholder's knowledge, the
legal descriptions for the parcels of Owned Properties contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in material violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

( iv)     All facilities have received all approvals of Governmental
Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in material compliance with applicable laws, ordinances, rules and regulations;

( v) There are no Contracts granting to any party or parties
(other than Lux) the right of use or occupancy of any portion of the parcels of Owned Properties;

( vi)     Except as set forth in Schedule 3.14(a), there are no
outstanding options or rights of first refusal to purchase the parcels of Owned Properties, or any portion thereof or interest therein;

( vii)    There are no parties (other than Lux) in possession of the parcels of Owned Properties;

( viii)   All facilities located on the parcels of Owned Properties
are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcels of Owned Properties;

( ix)     Each parcel of Owned Properties abuts on and has direct,
or indirect through another Owned Properties, vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of Owned Properties; access to the property is provided by paved public right-of-way with adequate curb cuts available; and there is no pending or threatened termination of the foregoing access rights; and

( x) Neither Lux nor any Affiliate has received notice of: (a) any condemnation proceeding with respect to any portion of any parcel of Owned Properties or any access thereto, and (to the knowledge of Lux and its Affiliates) no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any parcel of Owned Properties, and (to the knowledge of Lux and its Affiliates) no such special assessment is contemplated by any Governmental Authority.

( b) Schedule 3.14(b) attached hereto sets forth a list of all leases, licenses or similar agreements ("Leases") to which Lux is a party (copies of which have previously been furnished to Claire's), in each case, setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, and (B) the location of each property covered thereby (the "Leased Premises"), and (C) a brief description of the principal use of such property by Lux, if such use is other than as a retail store. The Leases are in full force and effect and have not been amended (except for amendments provided to Claire's) and no party thereto is in material default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no material breach or anticipated breach by any other party to such Leases. With respect to each such Leased Premises:

      i)  Lux has valid leasehold interests in the Leased
Premises, free and clear of any Liens, easements or title defects of any nature whatsoever caused by Lux, and of any covenants except as set forth in the Leases provided to Claire's.

      ii) The Leased Premises that are used in the business of Lux are in the aggregate sufficient to satisfy Lux's current normal business activities as conducted thereat;

      iii) Each of the Leased Premises: (a) is directly accessible to the public during normal store business hours, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of Lux's business as presently conducted at such premises; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted thereat; and

      iv) Lux has not received notice of: (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and to Lux's, the Shihs' and the Stockholder's knowledge, no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and to Lux's, the Shihs' and the Stockholder's knowledge, no such special assessment is contemplated by any Governmental Authority.

3. 15     Good Title to and Condition of Assets.

( a) Lux has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use except as set forth on Schedule 3.15 attached hereto or in the Leases. For purposes of this Agreement, the term "Assets" means all of the properties and assets of Lux, other than the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

( b) The Fixed Assets (as hereinafter defined) taken as a whole currently in use or necessary for the business and operations of Lux are in reasonable working condition for operations of the business. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of Lux or set forth on the Financial Statements or acquired by Lux since the date thereof. Schedule 3.15 lists the vehicles owned, leased or used by Lux.

3. 16     Compliance with Laws.
( a) To Lux's, the Shihs' and the Stockholder's knowledge, Lux is and has been in material compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). Except for citations identified on Schedule 3.13, Lux has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders (except where such failure to comply has been cured to the satisfaction of the relevant Governmental Authority), and no proceeding with respect to any such violation is pending or, to the knowledge of Lux or any of the Stockholders, threatened.

( b) Neither Lux, nor any of its employees or agents, has made any payment of funds in connection with the business of Lux which is prohibited by law, and no funds have been set aside to be used in connection with the business of Lux for any payment prohibited by law.

( c) Lux is and at all times has been in material compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of Lux for whom compliance with the Immigration Act is required, Lux has on file a true, accurate and complete copy of: (i) each Employee's Form I-9 (Employment Eligibility Verification Form); and (ii) all other records, documents or other papers prepared, procured and/or retained by Lux pursuant to the Immigration Act. Lux has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to the knowledge of Lux or any of the Stockholder, threatened against Lux, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

( d) Lux is not subject to any Contract, decree or injunction to which Lux is a party which restricts the continued operation of any business of Lux or the expansion thereof to other geographical areas, customers and suppliers or lines of business, except as set forth in the Leases provided to Claire's.

3. 17     Labor and Employment Matters.  Schedule 3.17 attached hereto sets forth the name and current rate of compensation of the employees of Lux having an annual base salary in excess of $50,000. Lux is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union. To Lux's, the Shihs' and the Stockholder's knowledge, there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of Lux into one or more collective bargaining units. There is no pending or, to the knowledge of the Shihs, Lux and the Stockholder, threatened labor dispute, strike or work stoppage which affects or which may affect the business of Lux or which may interfere with its continued operations. To Lux's, the Shihs' and the Stockholder's knowledge, neither Lux nor any agent, representative or employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against Lux by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of Lux during the 24 months prior to the date hereof. Neither Lux, the Shihs nor the Stockholder are aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with Lux as a result of the Merger or otherwise; provided, however, that a decision to move certain of Lux's operations from Washington may result in termination of employment of certain employees by Lux or by those employees. Schedule 3.17 identifies each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which Lux is a party or under which it has an obligation: (a) employment agreements; (b) employee handbooks, policy statements and similar plans; (c) non-competition agreements; and
(d) consulting agreements. To Lux's, the Shihs' and the Stockholder's knowledge, Lux has complied in all material respects with applicable federal and state laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

3. 18     Employee Benefit Plans.
( a) Employee Benefit Plans. Schedule 3.18 attached hereto contains a list setting forth each employee benefit plan or arrangement of Lux, including but not limited to employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of Lux participate (collectively, "Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Claire's).

( b) Compliance with Law.  To Lux's, the Shihs' and the
Stockholder's knowledge, with respect to each Employee Benefit Plan:
(i) except for routine benefit claims, each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending, or, to the knowledge of Lux, the Shihs or the Stockholder, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) except for routine benefit claims, there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding;
(v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no non-exempt "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

( c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a), or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Claire's, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Time, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below in clause (f)) insurance premiums) for any period ending before the Effective Time that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

( d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan"): (i) all contributions required to be made with respect to employees of Lux have been timely paid; (ii) Lux has not incurred or is not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

( e) Welfare Plans.
   ( i) Lux is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of Lux or its predecessors after termination of employment;

   ( ii)     To Lux's, the Shihs' and the Stockholder's knowledge,
Lux has complied with the notice and continuation coverage requirements of
Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and

   ( iii)    There are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. Except for routine benefit claims, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

( f) Controlled Group Liability. Neither Lux, nor any entity that would be aggregated with it under Code Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

( g) Other Liabilities.

   ( i) None of the Employee Benefit Plans obligates Lux to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code);
   ( ii)     all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Time shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of Lux as of the Effective Time; and
   ( iii)    none of the Employee Benefit Plans has any unfunded
liabilities which are not reflected on the Current Balance Sheet or the books and records of Lux.

3. 19     Tax Matters.  All Tax Returns  required to be filed prior to the date hereof with respect to Lux or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to Lux have been paid and all taxes accrued, but not due and payable, are accrued on the Current Balance Sheet or will be accrued on its books and records as of the Closing. All Tax Returns required to be filed with respect to Lux or any of its income, properties, franchises or operations on or before the Effective Time shall be filed when due and all taxes due thereon shall be paid when due. Except as set forth in Schedule
3.19 attached hereto: (i) no Tax Return has been audited by the relevant taxing authority within the last four years; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against Lux;
(iii) Lux has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) Lux has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to Lux regarding Taxes; (vi) Lux has not made an election or filed a consent under Section 341(f) of the Code
(or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Lux; (viii) Lux will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Time, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (ix) after validly filing its election in 1996 for "S" corporation status under the Code, Lux has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) Lux is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes;
(xi) to Lux's, the Shihs' and the Stockholder's knowledge, no taxing authority will claim or assess any additional Taxes against Lux for any period for which Tax Returns have been filed; (xii) Lux has not made any payments, and will not become obligated (under any contract entered into on or before the Effective Time) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) Lux has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where
Lux does not file Tax Returns that it is or may be subject to Taxes assessed by such jurisdiction; and (xv) Lux does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income, payroll, property and sales Tax Returns filed by or with respect to Lux for the past five years have been furnished or made available to Claire's; (xvii) Lux will not be subject to any Taxes for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xviii) no sales or use tax, non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by Claire's by virtue of the transactions completed in this Agreement.

3. 20     Insurance.  Lux is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts reasonable in light of Lux's historical claims experience (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Lux has complied in all material respects with the provisions of such Insurance Policies. Lux has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

3. 21     Receivables.  All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of Lux. All of the Receivables are good and collectible receivables, without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current
Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of Lux, including, without limitation, all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

3. 22     Licenses and Permits.  Lux possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations, including with respect to the operation of each of the Leased Premises. All such Permits are valid and in full force and effect, Lux is in full compliance with the respective requirements thereof, and no proceeding is pending or, to the knowledge of Lux or any of the Shihs or the Stockholder, threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3. 23     Adequacy of the Assets; Relationships with Customers and Suppliers;
Affiliated Transactions. The Assets, Owned Properties and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of Lux in the manner in which and to the extent to which such business is currently being conducted. No current supplier to Lux of items essential to the conduct of its business has threatened to terminate its business relationship with it for any reason. Lux does not have any direct or indirect interest in any customer, supplier or competitor of Lux, or in any person from whom or to whom Lux leases real or personal property as of the date hereof and, except for the Lease entered into by Lux as lessee and the Shih Family Limited Partnership, as lessor, relating to the warehouse and office property, no officer, director or stockholder of Lux, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with Lux or has any interest in any property used by Lux as of the date hereof.

3. 24     Intellectual Property.  Schedule 3.24 attached hereto lists
(including registration numbers) all trademarks, service marks, trade names, copyrights and patents which Lux has full legal right, title and interest in and to, or the right to use. In addition to the items listed in Schedule 3.24, Lux has full legal right, title and interest in and to, or the right to use all know-how, trade secrets, licenses (including licenses for the use of computer software programs) as well as all other intellectual property used in the conduct of its business (collectively, the "Intellectual Property"). To Lux's, the Shihs' and the Stockholder's knowledge, the conduct of the business of Lux as presently conducted, and such conduct and such use and exploitation of the Intellectual Property, does not infringe or misappropriate in any material respect any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of Lux, the Shihs or the Stockholder, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

3. 25 Contracts. Schedule 3.25 attached hereto sets forth a list of each Contract to which Lux is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to Claire's. The copy of each Designated Contract furnished to

Claire's is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Lux has not violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the material covenants to be performed by any other party thereto have been performed in all material respects and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by Lux under any Designated Contract, and to the knowledge of Lux, the Shihs and the Stockholder, no such event has occurred which constitutes or would constitute a material default by any other party. Except as set forth in
Schedule 3.14(b) with respect to certain leases identified therein, Lux is not subject to any liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation: (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating Lux to provide products or services for a period of one year or more; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding $30,000; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same;
(e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of Lux; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by Lux; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by Lux and not otherwise disclosed on the Schedules attached hereto.

3. 26     Significant Customers.  No customer of Lux individually accounted for more than 0.1% of Lux's annual revenue for the fiscal years ended November 30, 1996 or November 30, 1997.

3. 27     Accuracy of Information Furnished.  No representation, statement or information made or furnished by Lux, the Shihs or the Stockholder to Claire's or any of Claire's representatives in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by Lux, the Shihs and the Stockholder, knowingly contains or shall knowingly contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Lux, the Shihs or the Stockholder have provided Claire's with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto (except for the items set forth on Schedule 3.13).

3. 28     Investment Intent; Accredited Investor Status; Securities Documents.
The Stockholder is acquiring the Claire's Shares hereunder for its own account for investment and not with a view to, or for sale in connection with, any distribution of any of the Claire's Shares, except in compliance with applicable state and federal securities laws. The Stockholder has not agreed to act with any Person as a group within the meaning of Section 13(d)(3) of the Exchange Act with respect to holding, voting or disposing of the Claire's Shares. Each of the Shihs and the Stockholder has had the opportunity to discuss the transactions contemplated hereby with Claire's and has had the opportunity to obtain such public information pertaining to the Claire's Companies as has been requested, including but not limited to SEC filings. Each of the Shihs and the Stockholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that it is capable of evaluating the merits and risks of an investment in the Claire's Shares.

3. 29     Bank Accounts; Business Locations.  Schedule 3.29 attached hereto sets forth all accounts of Lux with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, Lux has no office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and Lux's principal places of business and principal executive offices are indicated on Schedules 3.14(a) or 3.14(b) and all locations where the equipment, inventory, chattel paper and books and records of Lux is located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b).

3. 30     Names; Prior Acquisitions.  Lux has not changed its name or used any assumed or fictitious name except as set forth on Schedule 3.1, nor has it been the surviving entity in a merger, acquired any business or changed its principal place of business or principal executive office, within the past three years.

3. 31     No Commissions.  Except for the obligation in favor of AHI, neither
Lux nor the Shihs nor the Stockholder have incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby. The obligation in favor of AHI shall be paid by Lux.

3. 32     Certain Accounting Matters.  Neither Lux nor the Stockholder, nor
any of their respective Affiliates, has knowingly taken or agreed to take any action that (without regard to any action taken or agreed to be taken by Claire's or any of its Affiliates) would prevent Claire's from accounting for the transactions contemplated hereby as a pooling of interest business combination.

3. 33     Inventory.  All inventories (collectively referred to as
"inventory" or "inventories") of Lux reflected on the Current Balance Sheet consist of items of quality and quantity and salable in the ordinary course of business as of the date of the Current Balance Sheet except to the extent that the Current Balance Sheet reflects adequate provisions or adjustments for excess inventory, slow-moving inventory and inventory obsolescence and shrinkage at the lower of cost or realizable or current market value in accordance with GAAP, provided that such provisions or adjustments do not exceed $350,000 in the aggregate. The values at which inventories are carried on the Current Balance Sheet reflect the normal inventory valuation policy of Lux, as applicable, in accordance with GAAP and on a basis consistent with that of preceding periods, of stating inventory at the lower of cost or market value. To the knowledge of Lux, the Shihs and the Stockholder, there is no reason to believe that Lux will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality, the inventory necessary to conduct its business in the manner now conducted, including, without limitation, inventory which historically has been imported. All items included in the inventories are the property of Lux and no items included in the inventories have been pledged as collateral or are held by Lux on consignment from others.
The value of inventory reflected on the Current Balance Sheet was based upon physical inventory counts conducted in connection with the preparation and audit of the Current Balance Sheet. In connection with the preparation of the Current Balance Sheet, individual items, and types or categories of items, were or will be included in such inventory in a manner consistent with Lux's past practice and are valued at the lower of cost or market value and on a basis consistent with that of prior years. The reserves shown on the Current Balance Sheet are adequate, appropriate and reasonable.


                           ARTICLE  IV
              CONDUCT OF BUSINESS PENDING THE MERGER

4. 1 Conduct of Business by Lux, the Shihs and the Stockholder Pending the Merger. Each of Lux, the Shihs and the Stockholder hereby, jointly and severally, covenants and agrees that, between the date of this Agreement and the Effective Time, Lux shall operate its business only in the ordinary course consistent with past practice and will not enter into any extraordinary agreements or transactions. Lux, the Shihs and the Stockholder shall use their respective best efforts to preserve intact Lux's business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Lux shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following absent prior consultation with Claire's and receipt of Claire's written consent (which written consent shall be deemed to be automatically given if Claire's fails to respond to Lux within five (5) business days of any such consultation):

( a) amend or otherwise change its Articles of Incorporation or By-
Laws;

( b) (i) issue, sell, pledge, dispose of, or encumber, or, authorize the issuance, sale, pledge, disposition, or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it; or (ii) sell, pledge, dispose of, or encumber, or authorize the sale, pledge, disposition or encumbrance of its assets, tangible or intangible, except in the ordinary course of business consistent with pastpractice;

( c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except to the extent that any such dividend or distribution is no greater than normal, is based upon earnings and past dividend policy and patterns of Lux, or is no greater than the amount necessary to satisfy the current tax obligations (accrued or otherwise) of the Shihs and the Stockholder relating to the fiscal year ended November 30, 1997 and the period through the Closing Date) or pay any bonuses to the Shihs or the Stockholder;

( d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

( e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances; or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

( f) make any capital expenditures in excess of $50,000 in the aggregate, other than for tenant improvements and equipment for new stores (unless any such expenditures are set forth on Schedule 4.1(f) attached hereto);

( g) increase the compensation payable or to become payable, or make any bonus payments, to its executive officers or salaried employees, or, except as presently bound to do, change the employment conditions of any salaried employee, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers, or salaried personnel or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits with regard to any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers, supervisory personnel oremployees;

( h) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

( i) pay, discharge or satisfy any existing trade payables, accrued expenses, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in the Financial Statements, as appropriate, or liabilities incurred after the date of the Current Balance Sheet in the ordinary course of business and consistent with past practice;

( j) collect accounts receivables and purchase or produce inventory other than in the ordinary course of business and consistent with past practice;

( k) increase or decrease prices charged to its customers, other than in the ordinary course of business consistent with past practice, or take any other action which might reasonably adversely affect the financial condition and business prospects of Lux;

( l) enter into any transaction with an Affiliate, whether or not in the ordinary course of business;

( m) change its existing accounting policies or procedures;

( n) undertake any unusual or long term contractual purchase commitments;

( o) enter into any long term leases other than store leases, and then only with terms not in excess of 10 lease years; or

( p) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III hereof untrue or incorrect.

                          ARTICLE  V
                     ADDITIONAL AGREEMENTS

5. 1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

5. 2 Compliance with Covenants. The Shihs and the Stockholder shall cause Lux to comply with all of the respective covenants of Lux under this Agreement.

5. 3 Cooperation. Each of the parties hereto agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation, including the rules of the NYSE, the exchange on which the Claire's Common Stock is listed, in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

5. 4 HSR Act and Other Actions. Each of the parties hereto shall: (a) make promptly (and in no event later than five (5) business days following the date hereof) its respective filings, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby; and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with Lux as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

5. 5 Access to Information. From the date hereof to the Effective Time, Lux shall (and shall cause its directors, officers, employees, auditors, counsel and agents to) afford Claire's and Claire's officers, employees, auditors, counsel and agents reasonable access during business hours to all assets, properties, books, records, accounts, contracts and documents of or relating to Lux and such other information as Claire's may reasonably request concerning the businesses, finances and properties of Lux and its operations. No information provided to or obtained by Claire's after the date of this Agreement shall affect any representation or warranty in this Agreement.

5. 6 Notification of Certain Matters. Lux, the Shihs and the Stockholder shall give prompt notice to Claire's of the occurrence or non-occurrence of any event which would likely cause, or would have caused, any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

5. 7 Tax and Accounting Treatment. Claire's, Lux, the Shihs and the Stockholder will use their respective best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and will not knowingly take any action before or after the Effective Time to cause the Merger to lose its tax-free status. All parties hereto agree to file the Agreement of Merger with its respective federal income tax returns for the year in which the Merger is effective, if applicable, and to comply with the reporting requirements of Treasury Regulation 1.368-3. In addition, Lux, the Shihs and the Stockholder shall not knowingly take any action after the date hereof to cause the Merger contemplated hereby not to be accounted for as a pooling of interests business combination.

5. 8 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof, or use or disclose to any third party any information, documents or materials disclosed or produced hereunder, without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Claire's may make such public disclosure which it believes in good faith to be required by law or rule or regulation or the rules of the NYSE (in which case Claire's will consult with an officer of Lux prior to making such disclosure). In the event of termination of this Agreement, the parties hereto shall promptly return all documents or materials produced hereunder, including all copies thereof.

5. 9 Non-Solicitation.  In the event of termination of
this Agreement, Claire's agrees that, for a period of two years following the date of such termination, it will not, directly or indirectly, on behalf of itself or any business in which it may be involved, initiate contact with any employee of Lux for the purpose of encouraging such employee to leave his or her employment, or encourage others to solicit and hire any person employed by Lux, without the express written consent of Lux.
5. 10     Exclusive Dealings; Failure to Consummate
Without Cause.

( a) From the date hereof until the Effective Time, or earlier termination of this Agreement as provided in Section 5.10 or Article XII thereof, Lux, the Shihs, the Stockholder and their respective Affiliates, employees, agents and representatives will not: (i) initiate, or encourage the initiation by others of, discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of Lux (whether by merger, consolidation, sale of stock or otherwise); or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions (collectively, a "Transaction"). Lux, the Shihs and the Stockholder will immediately notify Claire's if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any Transaction.

( b) In the event that Claire's fails to consummate the Merger otherwise than by reason of failure of the conditions set forth in Article VI hereof or Lux's violation of Section 5.10(a) hereof or as otherwise provided in Article XII hereof, then Claire's will immediately pay to or at the direction of Lux the sum of (x) the amount of all costs and expenses incurred by or on behalf of Lux, the Shihs and the Stockholder prior to the date hereof and such additional costs and expenses incurred after the date hereof in connection with the investigation, negotiation and structuring of the transaction contemplated hereby (including, without limitation, legal, accounting, consulting and financial advisory fees) (collectively, the "Lux Expenses"), plus One Million Dollars ($1,000,000). Notwithstanding the foregoing, if the Merger contemplated hereby is not consummated due solely to the failure of Lux, the Shihs and/or the Stockholder to fulfill on a timely basis any condition or obligation imposed on them under this Agreement which is required to be fulfilled by Lux, the Shihs and/or the Stockholder, Claire's shall not be required to pay either the Lux Expenses or the additional amount referred to in this Section 5.10(b).

5. 11     Claire's Due Diligence Review and
Environmental Assessment. Claire's shall be entitled to conduct prior to Closing a due diligence review of the assets, properties, business, financial condition, books and records of Lux and an environmental assessment of the Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records (including, but not limited to, off-site disposal records and manifests), documents, and Licenses of Lux. Lux, the Stockholder and their respective Affiliates shall provide Claire's or its designated agents or representatives with reasonable access to such property which Claire's, its agents or representatives require to conduct the Environmental Assessment, provided such Environmental Assessment is conducted without material disruption of Lux's business and operations. If the Environmental Assessment identifies environmental conditions which requires remediation, corrective action, or further evaluation under the Environmental Laws or the modification of operational practices to come into compliance with Environmental Laws or if the results of the Environmental Assessment or due diligence review are otherwise not reasonably satisfactory to Claire's in its sole discretion, then Claire's may elect not to close the transactions contemplated by this Agreement in which case this Agreement shall be terminated. Claire's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of Lux or the Stockholder under this Agreement.
5. 12     Lux's Due Diligence Review.  Lux, the Shihs
and the Stockholder shall be entitled to conduct prior to Closing a due diligence review of the assets, properties, businesses and financial condition of Claire's based solely upon the SEC Filings referred to in Section 2.8 hereof.
5. 13     Trading in Claire's Common Stock.  Except as
otherwise expressly consented to by Claire's, from the date of this Agreement until the Effective Time, neither Lux, the Shihs nor the Stockholder (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Claire's Common Stock (or any put, call, option or derivative security or the like relating thereto) in any transactions effected on the NYSE or otherwise.
[5. 14    Intentionally deleted]

5. 15     Stockholder and Director Vote.  The
Stockholder, in executing this Agreement, consents as a stockholder of Lux, and each of David and Eva, in executing this Agreement, consents as a director of Lux, to the Merger and the transactions contemplated hereby, and waives notice of any meeting in connection therewith and hereby releases and waives all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of Lux Common Stock other than this Agreement and the transactions and documents contemplated hereby.

5. 16     Additional Financial Statements. The Shihs and
the Stockholder shall cause Arthur Andersen LLP, at Claire's sole expense, to assist KPMG Peat Marwick, LLP, Claire's independent certified public accountants ("KPMG"), in connection with the preparation of any and all additional financial statements that KPMG deems to be necessary to satisfy Claire's obligations under the federal securities laws (the "Additional Financial Statements") including, without limitation, pro-forma financial statements giving effect to the Merger, all of which financial statements shall be in conformity with GAAP and Regulation S-X as promulgated under the Securities Act.

[5. 17    Intentionally deleted]

5. 18     Non-Competition.

( a) General. In consideration of, and in order to induce Claire's to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shihs (other than the Trust), hereby covenants and agrees that he or she shall not, without the prior written consent of Claire's, for a period of three (3) years from and after the Effective Time:

( i) directly or indirectly, for himself (or herself) or for any other persons, firm, corporation, partnership, association or other entity (including the Stockholder), employ or attempt to employ any employee of Lux or Claire's or its subsidiaries or Affiliates until at least six months after the date such employee was not employed by Lux or Claire's or any of its subsidiaries or Affiliates; or

( ii)     (A)  directly or indirectly acquire
or own in any manner any interest in any person, firm, partnership, corporation, association or other entity which is engaged in the retail apparel business (the "Business") or which competes in the Business in any way with Lux or Claire's, or any of its subsidiaries or Affiliates, within the States of Alaska, Arizona, California, Colorado, Idaho, Illinois, Montana, Nevada, New Mexico, Oregon, Utah and Washington or any other state in which Lux shall hereafter operate while he or she is employed by Lux or Claire's or any of its subsidiaries or Affiliates, or (B) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity which is engaged in the Business or which competes with Lux or Claire's, or any of its subsidiaries or Affiliates, within the States of Alaska, Arizona, California, Colorado, Idaho, Illinois, Montana, Nevada, New Mexico, Oregon, Utah and Washington or any other state in which Lux shall hereafter operate while he or she is employed by Lux or Claire's or any of its subsidiaries or Affiliates.

( b) Ownership Exceptions. The provisions of Section 5.18(a)(ii)(A) shall not apply to:

     (i) publicly traded securities, including mutual funds, not to exceed 1% of the outstanding shares of any single entity; or

     (ii) shares held in blind trusts.

( c) Employment Exceptions. The provisions of Section 5.18(a)(ii)(B) shall not apply to Daniel Shih in his employment with Bain Capital of Boston, MA or any other investment banking firms.

( d) Nondisclosure. Each of the Shihs hereby agrees that he or she shall not at any time, disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any confidential information relating to Lux or to Claire's, including without limitation, sources of leads and methods of obtaining new business or the methods generally of doing and operating their respective businesses, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law or by judicial or administrative process.

( e) Notwithstanding any other provision of this Agreement, any action to enforce the noncompetition or nondisclosure provisions of this
Section 5.18 shall be governed exclusively by the laws of the State of Washington, without regard to any conflicts provisions. Further, and notwithstanding any other provision of this Agreement, jurisdiction and venue for such action shall lie in the United States District Court for the Western District of Washington at Seattle.

5. 19     Lease Amendment.  At the Closing, the Shihs
will cause Shih Family Limited Partnership, as lessor, and Lux, as Lessee, to execute and deliver the lease amendment in the form of
Exhibit 5.19 attached hereto.

5. 20     Consulting Agreement.  At the Closing, David
and Lux shall execute and deliver an agreement, in form and substance satisfactory to David and Claire's, whereby Lux shall retain David as a consultant for a period of one year at a consulting fee of $100,000.

                          ARTICLE  VI
    CONDITIONS TO THE OBLIGATIONS OF THE CLAIRE'S COMPANIES

The obligations of the Claire's Companies to effect the Merger and the other transactions contemplated hereunder shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Claire's Companies:

6. 1 Accuracy of Representations and Warranties and
Compliance with Obligations. The representations and warranties of Lux, the Shihs and the Stockholder contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except: (a) for changes specifically permitted by or disclosed pursuant to this Agreement; and (b) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Lux, the Shihs and the Stockholder shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Lux, the Shihs and the Stockholder shall have delivered to the Claire's Companies a certificate, dated as of the Effective Time, duly signed (in the case of Lux, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

6. 2 No Material Adverse Change or Destruction of
Property. Between the date hereof and the Effective Time: (a) there shall have been no Material Adverse Change to Lux in its business, financial position or results of operations excluding events which affected the teen apparel industry generally in a like manner or which affected the economy or stock markets generally; (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of Lux; and (c) none of the properties and assets of Lux shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Claire's Companies a certificate to that effect, dated the Effective Time and signed by or on behalf of Lux and the Stockholder.

6. 3 Corporate Certificate. Lux and the Stockholder shall have delivered to the Claire's Companies: (a) copies of the Articles of Incorporation and By-laws of Lux as in effect immediately prior to the Effective Time; (b) copies of resolutions adopted by the Board of Directors and Stockholder of Lux authorizing the transactions contemplated by this Agreement; and
(c) a certificate of good standing or corporate existence of Lux issued by the Secretary of State of the State of Washington and each other state in which Lux is qualified to do business as of a date not more than thirty days prior to the Effective Time, certified in the case of subsections (a) and (b) of this Section
6.3 as of the Effective Time by the President of Lux as being true, correct and complete.

6. 4 Opinion of Counsel. Claire's shall have received an opinion dated as of the Effective Time from counsel for Lux and the Stockholder, in its typical format and subject to customary qualifications and assumptions, and in form and substance reasonably acceptable to Claire's, to the effect that:

( a) Lux is a corporation duly organized and validly existing under the laws of the State of Washington and is authorized to own or lease its properties and to carry on its business as now being conducted, and it is duly qualified and licensed to do business as a foreign corporation and is in good standing or validly existing in all jurisdictions that require such qualification or licensing, except for the lack of qualification or licensing which, individually or in the aggregate, would not have a Material Adverse Effect on Lux.

( b) Lux has obtained all necessary authorizations and consents of its Board of Directors and the Stockholder to effect the Merger;

( c) All issued and outstanding shares of capital stock of Lux are owned by the Stockholder;

( d) This Agreement is a valid and binding obligation of Lux, the Shihs and the Stockholder, and enforceable against Lux, the Shihs and the Stockholder in accordance with its terms, subject to customary limitations, such as bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

6. 5 Consents. Lux shall have received and delivered copies to Claire's of consents to the transactions contemplated hereby (or, in the absence of consents, waivers of rights to terminate or modify any material rights or obligations of Lux) from any Person from whom such consent (or waiver) is required under any Contract or instrument and no such consent (or waiver) shall have been revoked.

6. 6 Pooling Letters. Claire's shall have received from
Arthur Andersen a letter dated the Effective Time, in form and substance acceptable to Claire's, confirming that, to its knowledge after due and diligent inquiry, neither Lux nor any of the Shihs nor the Stockholder, nor any of their respective Affiliates, has taken or agreed to take any action that would prevent Claire's from accounting for the Merger as a pooling of interests business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion ("APB") No. 16 and the regulations of the SEC. Claire's shall have received from KPMG, a letter dated the Effective Time, confirming that the Merger can properly be accounted for as a pooling of interests combination in accordance with GAAP, APB No. 16 and the regulations of the SEC.

6. 7 Acknowledgment of Pooling Restrictions; Receipt of
SEC Filings; Completion of Due Diligence. At or prior to the Closing the Shihs and the Stockholder shall have delivered to Claire's a letter agreement acknowledging their status as Affiliates of Lux, their agreement to comply with the "pooling of interests" restrictions, their receipt of the SEC Filings, and satisfactory completion of their due diligence review of Claire's pursuant to Section 5.12 in form and substance satisfactory to the Claire's Companies.

6. 8 Lux Common Stock. At the Closing, the Stockholder shall have delivered to Claire's all certificates evidencing the shares of capital stock of Lux owned by it, free and clear of any Liens or restrictions whatsoever.

6. 9 Stock Powers. At the Closing, the Stockholder shall have delivered to Claire's, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signatures guaranteed.

6. 10     No Adverse Litigation.  There shall not be
pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the judgment of Claire's, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

6. 11     Government Approvals.  Claire's shall have
obtained all approvals, authorizations and orders of any Governmental Authority, including expiration or earlier termination of any applicable HSR Act waiting period.

6. 12     Due Diligence Review.  Claire's shall be
satisfied with the results of its due diligence review and Environmental Assessment pursuant to Section 5.11.

6. 13     Releases.  Each of the Shihs and the
Stockholder shall deliver to Claire's a release (collectively, the "Releases") in such form as is reasonably satisfactory to Claire's releasing all claims of any nature against Lux, if any, and any claims arising out of the Merger and the transactions contemplated by this Agreement, provided that such Releases shall not cover any rights of the Shihs and the Stockholder against Claire's under this Agreement.

6. 14     Additional Financial Statements.  The
Additional Financial Statements referred to in Section 5.16 shall have been substantially completed in form and substance satisfactory to Claire's and all disputes relating thereto have been satisfactorily resolved.


                          ARTICLE  VII
    CONDITIONS TO THE OBLIGATIONS OF LUX, THE SHIHS AND THE
                          STOCKHOLDER

The obligations of Lux, the Shihs and the Stockholder to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Lux, the Shihs and the Stockholder:

7. 1 Accuracy of Representations and Warranties and
Compliance with Obligations. The representations and warranties of each of the Claire's Companies contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except: (a) for changes specifically permitted by or disclosed pursuant to this Agreement; and (b) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Claire's Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Claire's Companies shall have delivered to Lux, the Shihs and the Stockholder a certificate, dated as of the Effective Time, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

7. 2 Claire's Shares. At the Closing, Claire's shall have issued all of the Claire's Shares and shall have delivered to the Stockholder: (a) certificates representing the Claire's Shares issued hereunder, other than the Held Back Shares; and (b) copies of stock certificates representing the Held Back Shares.

7. 3 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which in the judgment of Lux, the Shihs and the Stockholder makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

7. 4 HSR Act Waiting Period.  Lux, the Shihs and the
Stockholder shall have obtained all authorizations and orders of any Governmental Authority, including expiration or earlier termination of any applicable HSR Act waiting period.

7. 5 Opinion of Counsel.  Lux, the Shihs and the
Stockholder shall have received an opinion dated the Effective
Time from counsel to Claire's, in its typical format, and subject to customary qualifications and assumptions, and in form and substance reasonably acceptable to Lux, the Shihs and the Stockholder, to the effect that:

( a) This Agreement is a valid and binding obligation of Claire's, and enforceable against Claire's in accordance with its terms, subject to customary limitations, such as bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

( b) The Claire's Shares have been validly issued, and are fully paid and non-assessable.

7. 6 Release of Obligations. David and Eva shall have been unconditionally released from their personal guarantees of Lux's performance of those certain leases of real estate listed and designated as such on Schedule 3.14(b).

7. 7 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred with respect to the Claire's Companies, taken as a whole, any Material Adverse Change in their business, financial position, or results of operations excluding events which affected the women's fashion accessories industry generally in a like manner or which affected the economy or stock markets generally.

7. 8 Due Diligence Review. Lux and the Stockholder shall be satisfied with the results of their due diligence review pursuant to Section 5.12.

7. 9 Reorganization Letter. The Stockholder shall have received from tax counsel a letter dated the Effective Time, confirming that the Merger qualifies as a reorganization under the provisions of Section 368(a) of the Code.

                         ARTICLE  VIII
                      REGISTRATION RIGHTS

The Stockholder shall have the following registration rights with respect to the Claire's Shares issued to it hereunder:

8. 1 Registration Rights for Claire's Shares; Filing of Registration Statement. Claire's, at its own expense, will prepare and file, within ten (10) business days after its publication of financial results covering thirty (30) days of postmerger combined operations of Claire's and Lux, a registration statement on such appropriate form of the Securities and Exchange Commission (the "Commission") as shall be selected by Claire's to effect the registration of all the Claire's Shares for resale from time to time by a Holder (as defined herein) thereof (the "Registration Statement") and shall undertake to cause such Registration Statement to become effective and remain effective so as to cause the Claire's Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests until such time the Claire's Shares may be resold pursuant to Rule 144, as promulgated under the Securities Act. For purposes of this Article, a person is deemed to be a "Holder" of Claire's Shares whenever such person is the record owner of Claire's Shares.

8. 2 Expenses of Registration. Claire's shall pay all expenses in connection with the registration, qualification and/or exemption of the Claire's Shares, including any SEC and state securities or "blue-sky" laws registration and filing fees, printing expenses, fees and disbursements of Claire's' counsel and accountants, transfer agent's and registrar's fees, fees and disbursements of experts used by Claire's in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Claire's shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Claire's Shares.

8. 3 Furnishing of Documents. Claire's shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Claire's Shares.

8. 4 Amendments and Supplements. Claire's shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Claire's Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Claire's shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, Claire's advises the Holders that Claire's considers it appropriate that the Registration Statement (and all other registration statements of Claire's then effective and outstanding) be amended, the Holders shall suspend any further sales of the Claire's Shares until Claire's advises the Holders that the Registration Statement has been amended, which amendment shall be made promptly.

8. 5 Duration. Claire's shall maintain the effectiveness of the Registration Statement until such time as Claire's reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement.
In no event, however, shall Claire's' obligations contained in Sections 8.1, 8.3 and 8.4 continue beyond the second anniversary of the Effective Time.

8. 6 Further Information.  If Claire's Shares owned by a
Holder are included in any registration, such Holder shall furnish Claire's such information regarding itself as Claire's may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

8. 7 Indemnification.

(a) Claire's will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Claire's will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and strict conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

(b) Each of the Holders, jointly and severally, will indemnify and hold harmless Claire's and each person, if any, who controls Claire's within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Claire's or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

(c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless: (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding anything to the contrary set forth in this
Article VIII, no indemnifying party shall have the right to settle or compromise any action for which it has assumed the defense without the express written consent of the indemnified party.

(d) In the event any of the Claire's Shares are sold by any Holder or Holders in an underwritten public offering consented to by Claire's, Claire's shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Claire's shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 8.7(a).

8. 8 Publication of Financial Results. As soon as practicable following the completion of its first full fiscal month after the Effective Time, Claire's shall publish, in a manner that it deems to be consistent with GAAP, APB No. 16 and the regulations of the SEC applicable to pooling of interests business combinations, financial results covering at least thirty
(30) days of postmerger combined operations of Claire's and Lux.

                          ARTICLE  IX
                        INDEMNIFICATION

9. 1 Agreement by the Shihs and the Stockholder to Indemnify. The Shihs and the Stockholder jointly and severally agree to indemnify and hold Claire's harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Claire's arising out of or resulting from: (a) any breach of a representation or warranty made by the Shihs, the Stockholder or Lux in or pursuant to this Agreement; (b) any breach of the covenants or agreements made by the Shihs, the Stockholder or Lux in or pursuant to this Agreement; or (c) any inaccuracy in any certificate delivered by the Shihs, the Stockholder or Lux pursuant to this Agreement (collectively, "Indemnifiable Damages"). With respect to the measurement of Indemnifiable Damages, Claire's shall have the right to be put in the same after-tax consolidated financial position as it would have been in had each of such representations and warranties been true and correct and had such covenants and agreements been performed in full. Notwithstanding anything to the contrary contained herein (other than the proviso at the end of this sentence), Claire's shall not be entitled to any Indemnifiable Damages unless the aggregate of all Indemnifiable Damages exceeds One Hundred Fifty Thousand ($150,000) ("Indemnification Threshold"), in which case Claire's shall be entitled to (i) the full amount of such Indemnifiable Damages if such Indemnifiable Damages result from a breach of Section 4.1(c) or the representations as to the carrying values of assets and liabilities as reflected in the Financial Statements, or (ii) the amount of such Indemnifiable Damages in excess of One Hundred Fifty Thousand Dollars ($150,000) if the Indemnifiable Damages result from anything other than a breach of
Section 4.1(c) or the representations of Section 3.11; provided however, that the Indemnification Threshold shall not apply with respect to, and Claire's shall be entitled to the full amount of any Indemnifiable Damages resulting from any breach of representations set forth in Section 3.5 hereof or any representations set forth in any factual certificate delivered to Claire's relating to the share ownership of Lux. In the case of any claim for Indemnifiable Damages, Claire's agrees that it shall satisfy such claim (other than a claim based on fraud) only out of the following, and in the following order: (i) first, out of any Proceeds (as defined herein) received by the Shihs and the Stockholder on account of the sale of any of the Held Back Shares (or any shares of Claire's Common Stock attributable to the Held Back Shares issued in connection with any stock split or stock dividend effected by Claire's after the Effective Time); (ii) second, out of any Held Back Shares (or any Cash Collateral, as defined in Section 9.5 below) still held by Claire's, and (iii) third, out of any other shares of Claire's Common Stock attributable to the Held Back Shares issued in connection with any stock split or stock dividend effected by Claire's after the Effective Time. After such amounts have been exhausted, the Shihs and the Stockholder shall have no further liability for Indemnifiable Damages (other than liability based on fraud). As used in this Article IX, "Proceeds" shall mean in the case of the sale of any of the Held Back Shares on the NYSE as provided in
Section 9.4(c) hereof, the net proceeds received on account of such sale, after deducting any commissions or other selling expenses paid in connection with such sale The obligation of the Shihs and the Stockholder to pay Claire's all Indemnifiable Damages shall not be eliminated, diminished or impaired by the existence of any insurance policies or other right to recover some or all of the Indemnifiable Damages from third parties. Claire's agrees to use its reasonable efforts to seek recovery under any applicable insurance policies and from third parties. However, Claire's' failure to seek recourse, including initiating a lawsuit against any third party for some or all Indemnifiable Damages, shall not relieve the Shihs or the Stockholder of their obligation to pay Claire's any Indemnifiable Damages. The proceeds actually received by Claire's, if any, net of all of Claire's unrecovered costs and expenses (including attorneys' fees and expenses) incurred in pursuing coverage under such insurance policies, shall be paid by Claire's to the Stockholder but only to the extent that the Shihs and/or the Stockholder have actually paid to Claire's the Indemnifiable Damages relating to the matter for which such insurance or third party proceeds were paid to Claire's.

9. 2 Survival of Representations and Warranties. Each of the representations and warranties made by the Shihs and the Stockholder in this Agreement or pursuant hereto shall survive for a period ending upon the issuance of the first independent audit report on Claire's financial statements following the Effective Time. No claim for the recovery of Indemnifiable Damages may be asserted by Claire's against the Shihs or the Stockholder after such representations and warranties shall thus expire; provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of Merger Sub and of Lux shall expire at the Effective Time. Each of the representations and warranties of Claire's shall survive for a period ending upon issuance of the first independent audit report on Claire's financial statements following the Effective Time.

9. 3 Procedures for Defense of Third Party Actions.
Promptly after receipt by Claire's of notice of commencement of any action by a third party (including service of a summons in connection with the bringing of a lawsuit) which could give rise to Indemnifiable Damages in excess of the Indemnification Threshold (individually or in the aggregate with other claims for Indemnifiable Damages) set forth in Section 9.1, or to Indemnifiable Damages for which no Indemnification Threshold applies, Claire's shall notify the Stockholder of the commencement thereof to the extent that the Stockholder is otherwise not in receipt of such notice of commencement themselves. The omission to so notify the Stockholder will not relieve it or the Shihs from any liability which they may have hereunder unless they have been materially prejudiced thereby, nor will such failure to so notify the Stockholder relieve them from any other liability which they may have to Claire's otherwise than hereunder unless they have been materially prejudiced thereby. With respect to any such action commenced by a third party, the Shihs and the Stockholder shall have the right to participate in, and, to the extent that they may wish, jointly or individually, to assume the defense thereof with counsel satisfactory to Claire's; provided, however, if the defendants in any action include both Claire's (or any of its Affiliates, including -- after Closing -- Lux) and any or all of the Shihs or the Stockholder and there is a conflict of interest which would prevent counsel for the Shihs or the

Stockholder from also representing Claire's (or its Affiliates), then Claire's shall have the right to select separate counsel to participate in the defense of such action on behalf of Claire's (or its Affiliates). After notice from the Shihs and the Stockholder to Claire's of their election to so assume the defense thereof, they will not be liable to Claire's pursuant to the provisions of Section 9.1 for the related counsel and paralegal fees and expenses subsequently incurred by Claire's (or its Affiliates) in connection with the defense thereof other than reasonable costs of investigation, unless (i) Claire's (or its Affiliates) shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the Stockholder shall not have employed counsel satisfactory to Claire's to represent Claire's (or its Affiliates) within a reasonable time after notice of the commencement of the action, or (iii) the Stockholder have authorized the employment of counsel for Claire's (or its Affiliates) at the expense of the Shihs and the Stockholder. Notwithstanding anything to the contrary in this Section 9.3, the Shihs and the Stockholder shall have no right to settle or compromise any action for which they have assumed the defense of to the extent the settlement or compromise involves any injunctive or other equitable relief or otherwise involves any continuing obligations of any nature against Claire's or loss of rights of Claire's (or any of its Affiliates), and nothing stated in this
Section 9.3 shall otherwise affect the Shihs' or the Stockholder's obligation to pay Claire's all Indemnifiable Damages (other than such related counsel and paralegal fees and expenses) pursuant to
Section 9.1.

9. 4 Security for the Indemnification Obligation. As security for the agreement by the Shihs and the Stockholder to indemnify and hold Claire's harmless as described in this Article IX, at the Closing the Shihs and the Stockholder do hereby grant a security interest in, pledge and instruct Claire's to set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. Claire's may set off against the Held Back Shares (or against any Cash Collateral (defined below)) any Indemnifiable Damages for which the Shihs and/or the Stockholder may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

(a) Claire's shall give written notice to the Stockholder of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth: (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Claire's claims to have sustained by reason thereof; and
(ii) the basis of such claim;

(b) Such setoff shall be effected on the later to occur of the expiration of 30 days from the date of such notice or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

(c) After the Held Back Shares are registered and any restrictions on sale imposed under the Securities Act or otherwise are terminated, the Stockholder may, but not more than once per calendar quarter, instruct Claire's in writing to sell some or all of the Held Back Shares and Claire's shall then utilize reasonable efforts to promptly sell such Held Back Shares at prevailing market prices on the NYSE, and the Proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by Claire's pursuant to any claim hereunder, subject to continued compliance with any applicable SEC requirements dealing with pooling of interests and other applicable regulations (any

Proceeds shall be deposited with a financial institution in such manner as Claire's shall reasonably determine necessary to retain its rights to the Proceeds as security for any Indemnifiable Damages; provided that any Proceeds shall be deposited in an interest bearing account or invested in United States Government or Agency obligations reasonably acceptable to the Stockholder); and

(d) For purposes of this Article IX, each share of Claire's Common Stock not sold as provided in clause (c) of this Section shall be valued at a price equal to the closing sales price of a share of Claire's Common Stock as reported on the NYSE on the Closing Date.

9. 5 Voting of and Dividends on the Held Back Shares.
Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Stockholder and the Stockholder shall be entitled to vote the same; provided, however, that, there shall also be deposited with Claire's subject to the terms of this Article IX, all shares of Claire's Common Stock issued to the Stockholder as a result of any stock dividend or stock split and all cash issuable to the Stockholder as a result of any cash dividend, with respect to the Held Back Shares (any such cash shall be deemed "Cash Collateral" hereunder). All stock and cash issued or paid upon Held Back Shares shall be distributed to the Stockholder, together with such Held Back Shares, as provided in Section 9.6.

9. 6 Delivery of Held Back Shares and Cash Collateral.
Claire's agrees to deliver to the Stockholder no later than the issuance of the first independent audit report on Claire's financial statements following the Effective Time any Held Back Shares, Proceeds and Cash Collateral then held by it unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares, Proceeds and Cash Collateral remaining on deposit after such claim shall have been satisfied shall be delivered to the Stockholder promptly after the time of satisfaction.

9. 7 Adjustment to Merger Consideration. All payments for Indemnifiable Damages made pursuant to this Article shall be treated as adjustments to the Merger Consideration.

9. 8 Indemnity for Environmental Claims.

(a) In addition to the indemnities provided above in this Article IX, the Shihs and the Stockholder jointly and severally agree to indemnify and hold Lux and Claire's harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Lux or Claire's arising out of or resulting from any Environmental Claims (as defined below) for the environmental matters described in the Environmental Report (as defined below) for the Property (as defined below); provided, however, that the aggregate liability of the Shihs and the Stockholder pursuant to this Article IX shall not exceed an amount equal in value to 25% of the Merger Consideration. All indemnification payments made with respect to such Environmental Claims shall be treated as adjustments to the Merger Consideration. The indemnification obligations of the Shihs and the Stockholder with respect to the Environmental Claims referred to in the Environmental Report shall survive until the expiration of the applicable statue of limitations.

(b) For purposes of this Section 9.8, the following terms shall have the meanings indicated:

     "Environmental Claims" means any enforcement, cleanup, removal, remedial or other Governmental Authority actions threatened, instituted or completed against or with respect to the Property from time to time pursuant to any applicable Environmental Laws, and any material claims threatened or made by any non-governmental party against or with respect to the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance or any violation of any applicable Environmental Laws.

     "Environmental Report" means the Phase I Environmental
Assessment Report dated January 30, 1992 and as supplemented on January 31, 1992 for the Property prepared by Earth Consultants
Inc.

     "Property" means the parcel of the Owned Properties comprising approximately 1.8 acres located at 1409-1431 Maple
Avenue Southwest in Renton, Washington.

9. 9 Remedies Exclusive; Waiver. The rights of the parties hereto as set forth in this Agreement shall constitute their sole remedy under this Agreement, except for all equitable rights and remedies to seek specific performance, or to enjoin violation, of covenants for which monetary damages may be an inadequate remedy, and for remedies which any of the parties may have as a result of a claim for fraud and except for all rights and remedies provided by federal and state securities laws and regulations. The Shihs and the Stockholder hereby waive any rights to contribution or any other similar rights they may have against Lux as a result of their agreement to indemnify in this
Article IX.

                           ARTICLE  X
                     SECURITIES LAW MATTERS
The parties agree as follows with respect to the sale or other disposition after the Effective Time of the Claire's
Shares:

10. 1     Disposition of Shares.  The Shihs and the
Stockholder represent and warrant that the shares of Claire's Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to: (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Claire's with the SEC of any registration statement, offering circular or other document, in which case, the Shihs and the Stockholder shall first supply to Claire's an opinion of counsel (which counsel and opinion shall be satisfactory to Claire's) that such exemption is available; or (b) an effective registration statement filed by Claire's with the SEC under the Securities Act.

10. 2     Legend.  The certificates representing the
Claire's Shares shall bear the following legend until such time a registration statement is in effect covering such shares:

            THE SHARES REPRESENTED BY THIS
            CERTIFICATE HAVE NOT BEEN REGISTERED
            UNDER THE SECURITIES ACT OF 1933, AS
            AMENDED (THE "ACT") AND MAY NOT BE SOLD,
            TRANSFERRED OR OTHERWISE DISPOSED OF BY
            THE HOLDER EXCEPT PURSUANT TO AN
            EFFECTIVE REGISTRATION STATEMENT FILED
            UNDER THE ACT, AND IN COMPLIANCE WITH
            APPLICABLE SECURITIES LAWS OF ANY STATE
            WITH RESPECT THERETO, OR IN ACCORDANCE
            WITH AN OPINION OF COUNSEL IN FORM AND
            SUBSTANCE SATISFACTORY TO THE ISSUER
            THAT AN EXEMPTION FROM SUCH REGISTRATION
            IS AVAILABLE, AND ALSO MAY NOT BE SOLD,
            TRANSFERRED OR OTHERWISE DISPOSED OF BY
            THE HOLDER WITHOUT COMPLIANCE WITH THE
            SECURITIES AND EXCHANGE COMMISSION'S
            ACCOUNTING SERIES RELEASES 130 AND 135.

Claire's may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agent with respect to such certificates in accordance with federal securities laws.

                          ARTICLE  XI
                          DEFINITIONS

11. 1       Defined Terms.  As used herein, the following
terms shall have the following meanings:

          "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof. "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

          "Exchange Act" means the Securities Exchange Act of
          1934, as amended.

          "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

          "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HSR Act" means the Hart-Scott-Rodino Antitrust
          Improvements Act of 1976, as amended.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

          "Material Adverse Change (or Effect)" means a change in (or effect on) the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

          "NYSE" means the New York Stock Exchange.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental
          Authority or other entity, of whatever nature.

           "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Tax Return" means any tax return, filing, estimated payment or information statement required to be filed in connection with or with respect to any Taxes; and

          "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

11. 2     Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

(b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) Unless otherwise expressly indicated herein, all matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

(d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                         ARTICLE  XII
                          TERMINATION

12.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a)       by mutual written consent of all of the
parties hereto at any time prior to the Closing; or

(b) by Claire's upon delivery of written notice to the Stockholder in accordance with Section 13.1 of this Agreement in the event of a material breach by Lux or any of the Shihs or the Stockholder of any provision of this Agreement; or

(c) by the Stockholder upon delivery of written notice to Claire's in accordance with Section 13.1 of this Agreement in the event of a material breach by Claire's of any provision of this Agreement; or

(d) by either Claire's or the Stockholder if the Closing shall not have occurred by September 30, 1998.

12.2      Effect of Termination.  In the event of
termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that the provisions of
Section 5.8 shall survive termination and continue in full force and effect and that nothing herein shall relieve any party from liability for damages resulting from the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                         ARTICLE  XIII
                       GENERAL PROVISIONS

13. 1     Notices.  All notices, requests, demands,
claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

(a)       if to any of the Claire's Companies to:
                    Claire's Stores, Inc.
                    3 S.W. 129th Avenue
                    Pembroke Pines, Florida 33027
                    Attn:  Rowland Schaefer, President
                    Telecopy:  (305) 433-3999

                    with a copy to:

                    Greenberg Traurig Hoffman Lipoff Rosen &
                    Quentel, P.A.
                    1221 Brickell Avenue
                    Miami, Florida 33131
                    Attn:  Harold E. Berritt, Esq.
                    Telecopy:  (305) 579-0717

(b) if to Lux and/or any of the Shihs or the Stockholder to:
                    Crestwood Partners LLC
                    P.O. Box 800
                    Mercer Island, Washington 98040
                    Attn:  David Shih, Manager
                    Telecopy:  (206) 232-4222

                    with a copy to:

                    Ellis, Li & McKinstry PLLC
                    999 Third Avenue, Suite 3700
                    Seattle, Washington 98104
                    Attn:  Chi-Dooh Li, Esq.
                    Telecopy:  (206) 625-1052

Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

13. 2     Entire Agreement.  This Agreement (including
the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings (oral or written), and any drafts thereof, between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

13. 3     Expenses.  Except as otherwise provided
herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

13. 4     Amendment; Waiver. This Agreement (including
the Schedules and Exhibits attached hereto) may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

13. 5     Binding Effect; Assignment.  The rights and
obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by Lux or any of the Shihs or the Stockholder without the prior written consent of Claire's. Claire's may assign all or any portion of its rights hereunder to any Affiliate thereof, provided that such assignment shall not in any way affect the Stockholder's rights to the conversion of the Lux Common Stock into the Claire's Shares.

13. 6     Counterparts.  This Agreement may be executed
in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

13. 7     Interpretation.  When a reference is made in
this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference and convenience purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

13. 8     Governing Law; Interpretation.  Except with
respect to Section 5.18, this Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

13. 9     Arm's Length Negotiations.  Each party herein
expressly represents and warrants to all other parties hereto that: (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement;
(e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   CLAIRE'S STORES, INC.
                                   By:

                                        Name:  Rowland Schaefer
                                             Title:  President and
                                             Chief Executive
                                             Officer


                                   CSI ACQUISITION CORP.
                                   By:

                                        Name:  Rowland Schaefer
                                             Title:  President and
                                             Chief Executive
                                             Officer

                                   LUX CORPORATION
                                   By:

                                        Name:  David Shih
                                             Title:  President




                                   CRESTWOOD PARTNERS LLC

                                   By:

                                   Name:
                                   Title:



                                   David Shih

                                   Eva Shih

                                   Daniel Shih

                                   Douglas Shih

                                   SHIH IRREVOCABLE TRUST
                                   By:

                                             Co-Trustee: Daniel Shih
                                   By:

                                             Co-Trustee: Douglas Shih




March ___, 1998

Lux Corporation
David Shih
Eva Shih
Daniel Shih
Douglas Shih
The Shih Irrevocable Trust
Crestwood Partners LLC
P.O. Box 800
Mercer Island, Washington 98040

Attn: David Shih

Dear Mr. Shih:
This letter (this "Letter") amends and supplements the Agreement and Plan of Merger (the "Agreement") dated as of March 9, 1998, among Claire's Stores, Inc., CSI Acquisition Corp., Lux Corporation, Crestwood Partners LLC, and David Shih, Eva Shih, Daniel Shih, Douglas Shih, and the Shih Irrevocable Trust. Except as expressly set forth herein, all provisions of the Agreement, including the Schedules and Exhibits thereto, shall remain in full force and effect. This Letter shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflict or choice of law provisions thereof. Unless defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

 1.  Schedules 3.1, 3.6, 3.8, 3.10, 3.12, 3.13, 3.14(b),
3.15, 3.17, 3.18, 3.19, 3.25 and 3.29 to the Agreement are each hereby deleted and superseded by the Schedules attached hereto.

 2.  All references in the Agreement to the term "Exchange
Ratio" are hereby amended and deemed to mean 1,035.1430 shares of Claire's Common Stock.

 3.  All references in the Agreement to the term "Merger
Consideration" are hereby amended and deemed to mean 2,070,286 shares of Claire's Common Stock.

 4.  All references in the Agreement to the term "Held Back
Shares" are hereby amended and deemed to mean 207,000 shares of Claire's Common Stock.

 5. Notwithstanding anything to the contrary set forth in the Agreement, including, without limitation, Sections 3.11 and
4.1 thereof:

     ( a) At the Effective Time, Lux may be liable for indebtedness for borrowed money not to exceed: (i) $1,600,000, which amount is currently outstanding under its existing line of credit with Seafirst Bank; and (ii) such additional amount, the incurrence of which is necessary in order to make the distributions to the Shihs referred to in paragraph 3 of Schedule 3.10, as amended; provided that the Shihs hereby, jointly and severally, agree to repay to Lux all or any portion of such distributions to the extent that such distributions exceed their tax liabilities in connection with Lux's short S Corporation year, as finally determined. Conversely, if such finally determined tax liabilities exceed the amount of such distributions, Lux will immediately pay such excess to the Shihs.

     ( b) Except as expressly set forth herein, Lux may not incur any other indebtedness for borrowed money without the express written consent of Claire's; and

     (c) Lux may not pay any bonuses (accrued or otherwise) to the Shihs or the Stockholder in 1998.

 6.  Notwithstanding Section 7.6 of the Agreement, if three
(3) business days prior to the Closing Date David and Eva shall not have been unconditionally released from all of their personal guarantees of Lux's indebtedness to Seafirst Bank referred to above and of Lux's performance of those certain leases of real estate listed and designated as such on Schedule 3.14(b) to the Agreement, then Claire's shall execute and deliver an agreement, in form and substance satisfactory to Claire's and David and Eva, whereby Claire's will indemnify and hold each of David and Eva harmless from and against any and all losses, damages, liabilities, costs and expenses to which each of David and Eva may become subject under any such personal guarantee then still in effect.

Please have Lux, the Shihs and the Stockholder sign and return an original and one copy of this letter to the undersigned to indicate their acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.


   CLAIRE'S STORES, INC.


   By:
   ____________________________
     Name: Rowland Schaefer
     Title: President and Chief
   Executive        Officer

   CSI ACQUISITION CORP.


   By:
   ____________________________
     Name: Rowland Schaefer
     Title: President and Chief
   Executive        Officer


Agreed and Accepted:

LUX CORPORATION

By:_________________
Name:_______________
Title:________________





CRESTWOOD PARNTERS LLC

By:____________________
Name:__________________
Title:___________________

______________________
David Shih

_____________________
Eva Shih

____________________
Daniel Shih

____________________
Douglas Shih

SHIH IRREVOCABLE TRUST

By:________________________
Co-Trustee: Daniel Shih

By:________________________
Co-Trustee: Douglas Shih


MARCH 24, 1998 ADDENDUM TO LETTER AMENDMENT
 DATED MARCH 23, 1998 ("LETTER AMENDMENT"):

  2. In the event payments are made in the ordinary course of business on the line of credit referred to in Paragraph 5(a) of the Letter Amendment, so that the indebtedness at the Effective Time is less than $1,600,000, the Exchange Ratio, Merger consideration, and Held Back Shares shall al be adjusted proportionately to reflect the actual indebtedness at the Effective Time.

  3. The representations and warranties in Section 3.7 are true, except for the transfer of stock identified in Schedule 3.4.

 4. Schedule 3.25 does not list under Designated Contracts those contracts
related to current Lux store expansions or remodeling.    However, the
representations and warranties in Section 3.25 are equally true with respect
to such contracts.    Copies of such contracts shall be provided to
Claire's upon request.

  5. Claire's consents to revising Eva Shih's annual salary to $250,000, effective December 1, 1997.

  6. The parties shall promptly make their HSR filings referred to in Section 5.4, which shall be filed not later than five business days after the date of the Letter Amendment.

  7. Immediately prior to the Effective Time, CSI Acquisition Corp. shall have no negative net worth.

AGREED TO AND ACCEPTED BY:
CLAIRE'S STORES, INC.

By:
     Name:     Rowland Schaefer
     Title:    President and Chief Executive
          Officer


CSI ACQUISITION CORP.


By:
     Name:     Rowland Schaefer
     Title:    President and Chief Executive
          Officer

LUX CORPORATION


By:
     Name:
     Title:

CRESTWOOD PARTNERS LLC


By:
     Name:
     Title:



David Shih



Eva Shih



Daniel Shih



Douglas Shih


SHIH IRREVOCABLE TRUST


By:
Co-Trustee:    Daniel Shih

By:
Co-Trustee:    Douglas Shih

April ___, 1998
Lux Corporation
David Shih
Eva Shih
Daniel Shih
Douglas Shih
The Shih Irrevocable Trust
Crestwood Partners LLC
P.O. Box 800
Mercer Island, Washington 98040

Attn: David Shih

Dear Mr. Shih:

This letter (this "Letter") amends and supplements the Agreement and Plan of Merger dated as of March 9, 1998 (as amended by the Letter Amendment dated March 23, 1998 and the Addendum thereto dated March 24, 1998, the "Agreement"), among Claire's Stores, Inc., CSI Acquisition Corp.,
Lux Corporation and Crestwood Partners LLC, and David Shih, Eva Shih, Daniel Shih, Douglas Shih, and the Shih Irrevocable Trust. Except as expressly set forth herein, all provisions of the Agreement, including the Schedules and Exhibits thereto, shall remain in full force and effect. This Letter shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflict or choice of law provisions thereof. Unless defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

In addition to the indemnities provided for in Article IX of the Merger Agreement, the Shihs and the Stockholder hereby jointly and severally agree (notwithstanding anything to the contrary set forth in the Agreement or in any certificate or other document relating to the Agreement and the transactions contemplated thereby, including the Merger) to indemnify and hold Lux and Claire's harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Lux or Claire's arising out of or resulting from any Taubman
Claims (as defined below) with respect to the Taubman Leases (as defined below); provided, however, that the aggregate liability of the Shihs and the Stockholder pursuant to this Letter and Article IX of the Merger
Agreement shall not exceed an amount equal in value to 25% of the Merger Consideration. All indemnification obligations of the Shihs and the Stockholder with respect to the Taubman Claims shall survive until expiration of the applicable statute of limitations.

For purposes hereof, the following terms shall have the meanings indicated:

"Taubman Claims" means any material claim or action threatened, instituted or completed by any landlord of any Taubman Lease against or with respect to any of the Taubman Leases relating to default, damage, compensation, loss or injury resulting from the actions and/or inactions of Lux, the Shih and/or the Stockholder at or prior to the Effective Time, including without limitation, consummation of the Merger.

"Taubman Leases" means the leases designated as numbers 44, 59, 60, 63, 68, 70, 71 and 72 on Schedule 3.14(b) of the Agreement.

Please have Lux, the Shihs and the Stockholder sign and return an original and one copy of this letter to the undersigned to indicate their acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

   CLAIRE'S STORES, INC.


   By: __________________________________
     Name: Rowland Schaefer
     Title: President and Chief Executive Officer

   CSI ACQUISITION CORP.


   By: __________________________________
     Name: Rowland Schaefer
     Title: President and Chief Executive         Officer


Agreed and Accepted:

LUX CORPORATION

By:_________________
Name:_______________
Title:________________

CRESTWOOD PARTNERS LLC

By:____________________
Name:__________________
Title:___________________

______________________
David Shih

_____________________
Eva Shih

____________________
Daniel Shih

____________________
           Douglas Shih


SHIH IRREVOCABLE TRUST

By:________________________
Co-Trustee: Daniel Shih

By:________________________
Co-Trustee: Douglas Shih